UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): August 9, 2005

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720
Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 3, 2005, Rentech, Inc. (“Rentech”) entered into a Stock Purchase Agreement for the sale of its 56% ownership interest in REN Testing Corporation, d/b/a REN Corporation (“REN”).  The purchasing entity was REN HOLDING CORPORATION, an Oklahoma corporation, consisting of a management group previously involved with REN.  By the terms of the agreement, the sales price of the transaction was $1,175,000, payable in the form of earn-out payments based on the purchasing company’s qualified cash receipts (QCR). These QCR are intended to include payments for sales and services received by REN from its customers. Not included as QCR are any cash proceeds from loans, investments or collection of accounts receivable in existence as of June 30, 2005 and other non-operating revenues.  The agreement was effective August 1, 2005 and included all underlying assets and intellectual properties of REN.  The Stock Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

A press release announcing this sale is attached as Exhibit 99.1 to this report describing the sale of REN.

Item 9.01     Financial Statements and Exhibits

(c) Exhibit:

Exhibit No.	Description of the Exhibit

Exhibit 10.1	Stock Purchase Agreement dated August 1, 2005 with REN HOLDING CORPORATION
Exhibit 99.1	Press Release by Rentech, Inc. dated August 4, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: August 9, 2005	By:	/s/ RONALD C. BUTZ

Ronald C. Butz
Vice President and Chief Operating Officer